U-Vend, Inc. S-8

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-______) on Form S-8 of our report dated April 14, 2017, relating to our audits of the consolidated financial statements of U-Vend, Inc. and Subsidiaries as of and for the years ended December 31, 2016 and 2015, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2017.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

February 6, 2018